UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2026

INTERPACE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waterview Plaza, Suite 310, 2001 Route 46

Parsippany, NJ 07054

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(855) 776-6419

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders held on August 20, 2026, the stockholders of Interpace Biosciences, Inc. (the “Company”) authorized the board of directors of the Company (the “Board”), in its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to effect a reverse split of the Company’s outstanding common stock, par value $0.01 (the “Common Stock”), at a ratio between one-for-two (1:2) and one-for-ten (1:10), with such final ratio to be determined by the Board. The Board determined to set the reverse stock split ratio at one-for-five (1:5) (the “Reverse Stock Split”) and approved the final form of the Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on August 25, 2026, and the Reverse Stock Split will become effective in accordance with the terms of the Certificate of Amendment at 12:01 a.m. Eastern Time on Thursday, August 27, 2026 (the “Effective Time”).

At the Effective Time, every five shares of Common Stock issued and outstanding will be automatically combined into one share of issued and outstanding Common Stock, without any change in the par value per share.

Fractional shares will not be issued as a result of the Reverse Stock Split. Instead, any fractional shares of the Company’s Common Stock that would have otherwise resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

Stockholders who are holding their shares of Common Stock electronically in direct registered book-entry form with Equiniti Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), or in “street name” (through a broker, bank or other holder of record) will not need to take action. The Reverse Stock Split will automatically be reflected in the Transfer Agent’s records and on such stockholders’ next account statement. Stockholders holding paper certificates that are issued and outstanding and were not exchanged as part of previous corporate actions will be automatically canceled and exchanged for book-entry shares.

The Common Stock is expected to begin trading on the OTCID quotation system (“OTCID”) on a Reverse Stock Split - adjusted basis as of the commencement of market open on Thursday, August 27, 2026. Interpace’s ticker symbol on the OTCID will temporarily change to IDXGD for a period of 20 trading days, including the effective date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 46062X 402.

The Reverse Stock Split will result in a proportionate adjustment to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of outstanding stock options, as well as the number of shares of Common Stock eligible for issuance under the Company’s newly adopted 2026 Incentive Stock Plan and 2026 Employee Stock Purchase Plan (as defined in the Company’s Current Report on Form 8-K/A filed with the Security Exchange Commission on August 26, 2026).

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Certificate of Amendment that effectuated the Reverse Stock Split, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 26, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Common Stock on a Reverse Stock Split - adjusted basis. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Amendment to the Certificate of Incorporation
99.1	Press Release, dated August 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2026	INTERPACE BIOSCIENCES, INC.

	By:	/s/ Thomas W. Burnell
	Name:	Thomas W. Burnell
	Title:	President and Chief Executive Officer